Exhibit 99.1

HOVNANIAN ENTERPRISES, INC.	News Release

Contact:	J. Larry Sorsby	Jeffrey T. O’Keefe
	Executive Vice President & CFO	Vice President, Investor Relations
	732-747-7800	732-747-7800

HOVNANIAN ENTERPRISES REPORTS FISCAL 2022 THIRD QUARTER RESULTS

81% Year-over-Year Increase in Pretax Profit

Gross Margin Percentage Increased 390 Basis Points Year-over-Year

Interest Expense as Percent of Revenue Declined 140 Basis Points Year-over-Year

Backlog Cancellation Rate Increased to 8% From 6% Last Year

Consolidated Contract Dollars Declined 23% Year-over-Year

Increased Full Year EBITDA, Gross Margin and Adjusted Pretax Profit Guidance

MATAWAN, NJ, September 1, 2022 – Hovnanian Enterprises, Inc. (NYSE: HOV), a leading national homebuilder, reported results for its fiscal third quarter and nine-month period ended July 31, 2022.

RESULTS FOR THE THREE-MONTH AND NINE-MONTH PERIODS ENDED JULY 31, 2022:

●

Total revenues increased 11.1% to $767.6 million in the third quarter of fiscal 2022, compared with $690.7 million in the same quarter of the prior year. For the nine months ended July 31, 2022, total revenues were $2.04 billion compared with $1.97 billion in the same period during the prior year.

●

Homebuilding gross margin percentage, after cost of sales interest expense and land charges, increased 390 basis points to 23.1% for the three months ended July 31, 2022 compared with 19.2% during the same period a year ago. During the first nine months of fiscal 2022, homebuilding gross margin percentage, after cost of sales interest expense and land charges, was 22.3%, up 400 basis points, compared with 18.3% during the same period a year ago.

●

Homebuilding gross margin percentage, before cost of sales interest expense and land charges, increased 420 basis points to 26.3% during the fiscal 2022 third quarter compared with 22.1% in last year’s third quarter. For the nine months ended July 31, 2022, homebuilding gross margin percentage, before cost of sales interest expense and land charges, was 25.3%, up 390 basis points, compared with 21.4% in the same period of the previous year.

●

Total SG&A was $74.9 million, or 9.8% of total revenues (excluding $0.3 million of incremental phantom stock expense, total SG&A would have been $74.6 million or 9.7% of total revenues), in the fiscal 2022 third quarter compared with $60.3 million, or 8.7% of total revenues (excluding $6.7 million of incremental phantom stock benefit, total SG&A would have been $67.0 million or 9.7% of total revenues), in the previous year’s third quarter. During the first nine months of fiscal 2022, total SG&A was $215.3 million, or 10.6% of total revenues (there was no incremental phantom stock expense), compared with $206.6 million, or 10.5% of total revenues (excluding $10.8 million of incremental phantom stock expense, total SG&A would have been $195.8 million or 9.9% of total revenues), in the same period of the prior fiscal year.

●

Total interest expense as a percent of total revenues improved by 140 basis points to 4.2% for the third quarter of fiscal 2022 compared with 5.6% during the third quarter of fiscal 2021. For the first nine months of fiscal 2022, total interest expense as a percent of total revenues improved 170 basis points to 4.6% compared with 6.3% in the first nine months of the previous fiscal year.

●

Income before income taxes for the third quarter of fiscal 2022 was $111.9 million, up 81.1%, compared with $61.8 million in the third quarter of the prior fiscal year. For the first nine months of fiscal 2022, income before income taxes increased 103.1% to $228.3 million compared with $112.4 million during the same period of the prior fiscal year.

●

Net income was $82.6 million, or $10.82 per diluted common share, for the three months ended July 31, 2022 compared with net income of $47.7 million, or $6.72 per diluted common share, in the third quarter of the previous fiscal year. For the first nine months of fiscal 2022, net income was $169.9 million, or $21.77 per diluted common share, compared with net income, including the $468.6 million benefit of the valuation allowance reduction, of $555.3 million, or $78.51 per diluted common share, in the same period during fiscal 2021.

●

Consolidated contract dollars in the third quarter of fiscal 2022 declined 23.2% to $467.9 million (799 homes) compared with $609.1 million (1,211 homes) in the same quarter last year. Contract dollars, including domestic unconsolidated joint ventures(1), for the three months ended July 31, 2022 declined to $549.5 million (914 homes) compared with $716.2 million (1,376 homes) in the third quarter of fiscal 2021.

●

Consolidated contract dollars in the first nine months of fiscal 2022 were $2.13 billion (3,875 homes) compared with $2.23 billion (4,760 homes) in the same period last year. Contract dollars, including domestic unconsolidated joint ventures(1), for the nine months ended July 31, 2022 were $2.40 billion (4,262, homes) compared with $2.55 billion (5,298 homes) in the first nine months of fiscal 2021.

●

Consolidated contracts per community were 7.4 for the third quarter ended July 31, 2022 compared to 11.6 contracts per community in last year’s third quarter. Contracts per community, including domestic unconsolidated joint ventures, decreased to 7.4 contracts per community for the third quarter of fiscal 2022 compared with 11.5 contracts per community for the third quarter of fiscal 2021.

●

As of the end of the third quarter of fiscal 2022, consolidated community count increased to 108 communities, compared with 104 communities on July 31, 2021. Community count, including domestic unconsolidated joint ventures, was 124 as of July 31, 2022, compared with 120 communities at the end of the previous year’s third quarter.

●

The dollar value of consolidated contract backlog, as of July 31, 2022, increased 2.4% to $1.79 billion compared with $1.75 billion as of July 31, 2021. The dollar value of contract backlog, including domestic unconsolidated joint ventures, as of July 31, 2022, increased 4.1% to $2.07 billion compared with $1.99 billion as of July 31, 2021.

●

Sale of home revenues increased 11.1% to $736.7 million (1,412 homes) in the fiscal 2022 third quarter compared with $663.3 million (1,498 homes) in the previous year’s third quarter. During the fiscal 2022 third quarter, sale of homes revenues, including domestic unconsolidated joint ventures, increased to $815.0 million (1,533 homes) compared with $765.5 million (1,677 homes) during the third quarter of fiscal 2021.

●

For the first nine months of fiscal 2022, sale of homes revenues were $1.97 billion (3,939 homes) compared with $1.89 billion (4,501) homes in the first nine months of the previous year. For the first nine months of fiscal 2022, sale of homes revenues, including domestic unconsolidated joint ventures, were $2.20 billion (4,311 homes) compared with $2.16 billion (4,954 homes) during the same period of fiscal 2021.

●

The beginning backlog cancellation rate for consolidated contracts and for contracts including domestic unconsolidated joint ventures were both 8% for the third quarter ended July 31, 2022 compared with 6% for both in the fiscal 2021 third quarter. The historical average beginning backlog cancellation rate since fiscal 2013 is 13%.

●

Primarily due to lower gross contracts, as a result of a sharp rise in mortgage rates since January, year-over-year home price increases, record high inflation levels and fears of an economic recession, the gross contract cancellation rate for consolidated contracts increased to 27% for the third quarter ended July 31, 2022 compared with 16% in the fiscal 2021 third quarter. The gross contract cancellation rate for contracts including domestic unconsolidated joint ventures was 26% for the third quarter of fiscal 2022 compared with 15% in the third quarter of the prior year.

(1)When we refer to “Domestic Unconsolidated Joint Ventures”, we are excluding results from our single community unconsolidated joint venture in the Kingdom of Saudi Arabia (KSA).

LIQUIDITY AND INVENTORY AS OF JULY 31, 2022:

●

During the third quarter of fiscal 2022, land and land development spending was $204.5 million compared with $177.6 million in the same quarter one year ago. For the first nine months of fiscal 2022, land and land development spending was $554.1 million compared with $531.2 million in the same period one year ago.

●

After early retirement of $100 million of senior secured notes in the second quarter of fiscal 2022 in addition to the $181 million of senior secured notes retired in fiscal 2021, total liquidity as of July 31, 2022 was $357.4 million, well above our targeted liquidity range of $170 million to $245 million.

●	In the third quarter of fiscal 2022, approximately 1,900 lots were put under option or acquired in 27 consolidated communities.

●

As of July 31, 2022, the total controlled consolidated lots were 31,913 an increase compared with 31,002 lots at the end of the third quarter of the previous year and a decrease compared to 33,501 lots on April 30, 2022. Based on trailing twelve-month deliveries, the current position equaled a 5.7 years’ supply.

●

Amended our existing $125 million senior secured revolving credit agreement extending the maturity date to June 30, 2024, subject to the satisfaction of customary conditions in respect of the collateral securing the borrowings under the revolving credit facility. The revolving credit facility was undrawn as of July 31, 2022.

FINANCIAL GUIDANCE(2):

The Company is increasing its gross margin, EBITDA and pretax profit guidance for the full year of fiscal 2022. Financial guidance below assumes no adverse changes in current market conditions, including further deterioration in the supply chain, material increase in mortgage rates, or increased inflation and excludes further impact to SG&A expenses from phantom stock expense related solely to stock price movements from the closing price of $48.51 at July 29, 2022.

●

For fiscal 2022, total revenues are expected to be between $2.80 billion and $3.00 billion, gross margin, before cost of sales interest expense and land charges, is expected to be between 24.0% and 26.0%, adjusted pretax income is expected to be between $310 million and $325 million, adjusted EBITDA is expected to be between $460 million and $475 million and fully diluted earnings per share is expected to be between $32.00 and $33.50. At the midpoint of our guidance, we anticipate our shareholders' equity to increase year-over-year by approximately 120% at October 31, 2022.

●	Continue to focus on strengthening our balance sheet and anticipate reducing senior secured notes by an additional $100 million during the fourth quarter of fiscal 2022.

(2)The Company cannot provide a reconciliation between its non-GAAP projections and the most directly comparable GAAP measures without unreasonable efforts because it is unable to predict with reasonable certainty the ultimate outcome of certain significant items required for the reconciliation. These items include, but are not limited to, land-related charges, inventory impairment loss and land option write-offs and loss (gain) on extinguishment of debt. These items are uncertain, depend on various factors and could have a material impact on GAAP reported results.

COMMENTS FROM MANAGEMENT:

“We are pleased that our third quarter adjusted pretax income exceeded our guidance, that Standard and Poor’s recognized our improved balance sheet and financial performance by upgrading our credit rating and that we are raising our full 2022 year guidance,” stated Ara K. Hovnanian, Chairman of the Board, President and Chief Executive Officer. “Beginning in May of 2022 home demand slowed and continued to slow further through the summer months. We believe this striking shift in homebuyers’ sentiment is due to the sharp rise in mortgage rates since January, year-over-year home price increases, record high inflation levels and fears of an economic recession. In response, to assist our homebuyers in lowering their monthly payments, we began offering concessions and incentives, including buying down mortgage interest rates; however, there has been little downward movement in base home prices for us or our competitors.”

“We are encouraged that website visits and leads have improved in recent weeks and remain above pre-Covid homebuying surge levels. This clearly demonstrates potential homebuyers continue to have strong interest in purchasing a new home. However, we believe consumers have temporarily paused finalizing their home buying decisions until uncertainty surrounding current economic and market conditions dissipates. While it is difficult to predict how long these factors will cause some homebuyers to delay their purchase decision, we remain confident that rising rents, combined with low supply of homes for sale will ultimately drive increased demand for new homes,” concluded Mr. Hovnanian.

WEBCAST INFORMATION:

Hovnanian Enterprises will webcast its fiscal 2022 third quarter financial results conference call at 11:00 a.m. E.T. on Thursday, September 1, 2022. The webcast can be accessed live through the “Investor Relations” section of Hovnanian Enterprises’ website at http://www.khov.com. For those who are not available to listen to the live webcast, an archive of the broadcast will be available under the “Past Events” section of the Investor Relations page on the Hovnanian website at http://www.khov.com. The archive will be available for 12 months.

ABOUT HOVNANIAN ENTERPRISES, INC.:

Hovnanian Enterprises, Inc., founded in 1959 by Kevork S. Hovnanian, is headquartered in Matawan, New Jersey and, through its subsidiaries, is one of the nation’s largest homebuilders with operations in Arizona, California, Delaware, Florida, Georgia, Illinois, Maryland, New Jersey, Ohio, Pennsylvania, South Carolina, Texas, Virginia, Washington, D.C. and West Virginia. The Company’s homes are marketed and sold under the trade name K. Hovnanian® Homes. Additionally, the Company’s subsidiaries, as developers of K. Hovnanian’s® Four Seasons communities, make the Company one of the nation’s largest builders of active lifestyle communities.

Additional information on Hovnanian Enterprises, Inc. can be accessed through the “Investor Relations” section of the Hovnanian Enterprises’ website at http://www.khov.com. To be added to Hovnanian's investor e-mail list, please send an e-mail to IR@khov.com or sign up at http://www.khov.com.

NON-GAAP FINANCIAL MEASURES:

Consolidated earnings before interest expense and income taxes (“EBIT”) and before depreciation and amortization (“EBITDA”) and before inventory impairment loss and land option write-offs and loss on extinguishment of debt (“Adjusted EBITDA”) are not U.S. generally accepted accounting principles (GAAP) financial measures. The most directly comparable GAAP financial measure is net income. The reconciliation for historical periods of EBIT, EBITDA and Adjusted EBITDA to net income is presented in a table attached to this earnings release.

Homebuilding gross margin, before cost of sales interest expense and land charges, and homebuilding gross margin percentage, before cost of sales interest expense and land charges, are non-GAAP financial measures. The most directly comparable GAAP financial measures are homebuilding gross margin and homebuilding gross margin percentage, respectively. The reconciliation for historical periods of homebuilding gross margin, before cost of sales interest expense and land charges, and homebuilding gross margin percentage, before cost of sales interest expense and land charges, to homebuilding gross margin and homebuilding gross margin percentage, respectively, is presented in a table attached to this earnings release.

Adjusted pretax income, which is defined as income before income taxes excluding land-related charges and loss on extinguishment of debt is a non-GAAP financial measure. The most directly comparable GAAP financial measure is income before income taxes. The reconciliation for historical periods of adjusted pretax income to income before income taxes is presented in a table attached to this earnings release.

SG&A excluding the impact of incremental phantom stock expense is a non-GAAP financial measure. The most directly comparable GAAP financial measure is SG&A, to which SG&A excluding the impact of incremental phantom stock expense is reconciled herein.

Total liquidity is comprised of $225.1 million of cash and cash equivalents, $7.3 million of restricted cash required to collateralize letters of credit and $125.0 million availability under the senior secured revolving credit facility as of July 31, 2022.

FORWARD-LOOKING STATEMENTS

All statements in this press release that are not historical facts should be considered as “Forward-Looking Statements” within the meaning of the “Safe Harbor” provisions of the Private Securities Litigation Reform Act of 1995. Such statements involve known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Such forward-looking statements include but are not limited to statements related to the Company’s goals and expectations with respect to its financial results for future financial periods and statements regarding demand for homes and underlying factors. Although we believe that our plans, intentions and expectations reflected in, or suggested by, such forward-looking statements are reasonable, we can give no assurance that such plans, intentions or expectations will be achieved. By their nature, forward-looking statements: (i) speak only as of the date they are made, (ii) are not guarantees of future performance or results and (iii) are subject to risks, uncertainties and assumptions that are difficult to predict or quantify. Therefore, actual results could differ materially and adversely from those forward-looking statements as a result of a variety of factors. Such risks, uncertainties and other factors include, but are not limited to, (1) changes in general and local economic, industry and business conditions and impacts of a significant homebuilding downturn; (2) shortages in, and price fluctuations of, raw materials and labor, including due to geopolitical events, changes in trade policies, including the imposition of tariffs and duties on homebuilding materials and products and related trade disputes with and retaliatory measures taken by other countries; (3) the outbreak and spread of COVID-19 and the measures that governments, agencies, law enforcement and/or health authorities implement to address it, as well as continuing macroeconomic effects of the pandemic; (4) adverse weather and other environmental conditions and natural disasters; (5) the seasonality of the Company’s business; (6) the availability and cost of suitable land and improved lots and sufficient liquidity to invest in such land and lots; (7) reliance on, and the performance of, subcontractors; (8) regional and local economic factors, including dependency on certain sectors of the economy, and employment levels affecting home prices and sales activity in the markets where the Company builds homes; (9) increases in cancellations of agreements of sale; (10) fluctuations in interest rates and the availability of mortgage financing; (11) changes in tax laws affecting the after-tax costs of owning a home; (12) legal claims brought against us and not resolved in our favor, such as product liability litigation, warranty claims and claims made by mortgage investors; (13) levels of competition; (14) utility shortages and outages or rate fluctuations; (15) information technology failures and data security breaches; (16) negative publicity; (17) high leverage and restrictions on the Company’s operations and activities imposed by the agreements governing the Company’s outstanding indebtedness; (18) availability and terms of financing to the Company; (19) the Company’s sources of liquidity; (20) changes in credit ratings; (21) government regulation, including regulations concerning development of land, the home building, sales and customer financing processes, tax laws and the environment; (22) operations through unconsolidated joint ventures with third parties; (23) significant influence of the Company’s controlling stockholders; (24) availability of net operating loss carryforwards; (25) loss of key management personnel or failure to attract qualified personnel; (26) increases in inflation; and (27) certain risks, uncertainties and other factors described in detail in the Company’s Annual Report on Form 10-K for the fiscal year ended October 31, 2021 and the Company’s Quarterly Reports on Form 10-Q for the quarterly periods during fiscal 2022 and subsequent filings with the Securities and Exchange Commission. Except as otherwise required by applicable securities laws, we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, changed circumstances or any other reason.

Hovnanian Enterprises, Inc.
July 31, 2022
Statements of consolidated operations
(In thousands, except per share data)

	Three Months Ended		Nine Months Ended
	July 31		July 31
	2022	2021	2022	2021

Total revenues	$767,593	$690,683	$2,035,443	$1,968,509
Costs and expenses (1)	668,223	633,589	1,824,294	1,865,355
Loss on extinguishment of debt	-	(306)	(6,795)	(306)
Income from unconsolidated joint ventures	12,557	5,011	23,919	9,568
Income before income taxes	111,927	61,799	228,273	112,416
Income tax provision (benefit)	29,313	14,097	58,416	(442,921)
Net income	82,614	47,702	169,857	555,337
Less: preferred stock dividends	2,669	-	8,007	-
Net income available to common stockholders	$79,945	$47,702	$161,850	$555,337

Per share data:
Basic:
Net income per common share	$10.92	$6.85	$22.05	$80.02
Weighted average number of common shares outstanding	6,485	6,315	6,424	6,263
Assuming dilution:
Net income per common share	$10.82	$6.72	$21.77	$78.51
Weighted average number of common shares outstanding	6,544	6,434	6,507	6,370

(1)	Includes inventory impairment loss and land option write-offs.

Hovnanian Enterprises, Inc.
July 31, 2022
Reconciliation of income before income taxes excluding land-related charges and loss on extinguishment of debt to income before income taxes
(In thousands)

	Three Months Ended		Nine Months Ended
	July 31		July 31
	2022	2021	2022	2021

Income before income taxes	$111,927	$61,799	$228,273	$112,416
Inventory impairment loss and land option write-offs	1,173	1,309	1,837	3,267
Loss on extinguishment of debt	-	306	6,795	306
Income before income taxes excluding land-related charges and loss on extinguishment of debt (1)	$113,100	$63,414	$236,905	$115,989

(1) Income before income taxes excluding land-related charges and loss on extinguishment of debt is a non-GAAP financial measure. The most directly comparable GAAP financial measure is income before income taxes.

Hovnanian Enterprises, Inc.
July 31, 2022
Gross margin
(In thousands)

	Homebuilding Gross Margin		Homebuilding Gross Margin
	Three Months Ended		Nine Months Ended
	July 31,		July 31,
	2022	2021	2022	2021

Sale of homes	$736,654	$663,279	$1,973,843	$1,894,159
Cost of sales, excluding interest expense and land charges (1)	543,064	516,530	1,474,403	1,488,919
Homebuilding gross margin, before cost of sales interest expense and land charges (2)	193,590	146,749	499,440	405,240
Cost of sales interest expense, excluding land sales interest expense	22,453	17,821	57,855	56,242
Homebuilding gross margin, after cost of sales interest expense, before land charges (2)	171,137	128,928	441,585	348,998
Land charges	1,173	1,309	1,837	3,267
Homebuilding gross margin	$169,964	$127,619	$439,748	$345,731

Homebuilding Gross margin percentage	23.1%	19.2%	22.3%	18.3%
Homebuilding Gross margin percentage, before cost of sales interest expense and land charges (2)	26.3%	22.1%	25.3%	21.4%
Homebuilding Gross margin percentage, after cost of sales interest expense, before land charges (2)	23.2%	19.4%	22.4%	18.4%

	Land Sales Gross Margin		Land Sales Gross Margin
	Three Months Ended		Nine Months Ended
	July 31,		July 31,
	2022	2021	2022	2021
	(Unaudited)		(Unaudited)
Land and lot sales	$15,788	$6,819	$16,187	$11,730
Land and lot sales cost of sales, excluding interest and land charges (1)	5,512	5,338	5,772	9,121
Land and lot sales gross margin, excluding interest and land charges	10,276	1,481	10,415	2,609
Land and lot sales interest	-	1,419	21	1,888
Land and lot sales gross margin, including interest and excluding land charges	$10,276	$62	$10,394	$721

(1) Does not include cost associated with walking away from land options or inventory impairment losses which are recorded as Inventory impairment loss and land option write-offs in the Condensed Consolidated Statements of Operations.

(2) Homebuilding gross margin, before cost of sales interest expense and land charges, and homebuilding gross margin percentage, before cost of sales interest expense and land charges, are non-GAAP financial measures. The most directly comparable GAAP financial measures are homebuilding gross margin and homebuilding gross margin percentage, respectively.

Hovnanian Enterprises, Inc.
July 31, 2022
Reconciliation of adjusted EBITDA to net income
(In thousands)

	Three Months Ended		Nine Months Ended
	July 31,		July 31,
	2022	2021	2022	2021
	(Unaudited)		(Unaudited)
Net income	$82,614	$47,702	$169,857	$555,337
Income tax provision (benefit)	29,313	14,097	58,416	(442,921)
Interest expense	32,077	38,398	93,318	123,296
EBIT (1)	144,004	100,197	321,591	235,712
Depreciation and amortization	1,520	1,269	4,009	4,091
EBITDA (2)	145,524	101,466	325,600	239,803
Inventory impairment loss and land option write-offs	1,173	1,309	1,837	3,267
Loss on extinguishment of debt	-	306	6,795	306
Adjusted EBITDA (3)	$146,697	$103,081	$334,232	$243,376

Interest incurred	$32,644	$39,181	$99,299	$122,508

Adjusted EBITDA to interest incurred	4.49	2.63	3.37	1.99

(1) EBIT is a non-GAAP financial measure. The most directly comparable GAAP financial measure is net income. EBIT represents earnings before interest expense and income taxes.

(2) EBITDA is a non-GAAP financial measure. The most directly comparable GAAP financial measure is net income. EBITDA represents earnings before interest expense, income taxes, depreciation and amortization.

(3) Adjusted EBITDA is a non-GAAP financial measure. The most directly comparable GAAP financial measure is net income. Adjusted EBITDA represents earnings before interest expense, income taxes, depreciation, amortization, inventory impairment loss and land option write-offs and loss on extinguishment of debt.

Hovnanian Enterprises, Inc.
July 31, 2022
Interest incurred, expensed and capitalized
(In thousands)

	Three Months Ended		Nine Months Ended
	July 31,		July 31,
	2022	2021	2022	2021
	(Unaudited)		(Unaudited)
Interest capitalized at beginning of period	$63,573	$59,772	$58,159	$65,010
Plus interest incurred	32,644	39,181	99,299	122,508
Less interest expensed	32,077	38,398	93,318	123,296
Less interest contributed to unconsolidated joint venture (1)	-	-	-	3,667
Plus interest acquired from unconsolidated joint venture (2)	-	3,118	-	3,118
Interest capitalized at end of period (3)	$64,140	$63,673	$64,140	$63,673

(1) Represents capitalized interest which was included as part of the assets contributed to the joint venture the company entered into in April 2021 during the nine months ended July 31, 2021. There was no impact to the Condensed Consolidated Statement of Operations as a result of this transaction.

(2) Represents capitalized interest which was included as part of the assets purchased from a joint venture the company exited out of in June 2021 during the nine months ended July 31, 2021. There was no impact to the Condensed Consolidated Statement of Operations as a result of this transaction.

(3) Capitalized interest amounts are shown gross before allocating any portion of impairments to capitalized interest.

HOVNANIAN ENTERPRISES, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(In Thousands)

	July 31,	October 31,
	2022	2021
	(Unaudited)	(1)
ASSETS
Homebuilding:
Cash and cash equivalents	$225,089	$245,970
Restricted cash and cash equivalents	15,505	16,089
Inventories:
Sold and unsold homes and lots under development	1,130,304	1,019,541
Land and land options held for future development or sale	174,067	135,992
Consolidated inventory not owned	280,910	98,727
Total inventories	1,585,281	1,254,260
Investments in and advances to unconsolidated joint ventures	74,739	60,897
Receivables, deposits and notes, net	45,011	39,934
Property, plant and equipment, net	23,312	18,736
Prepaid expenses and other assets	64,346	56,186
Total homebuilding	2,033,283	1,692,072

Financial services	127,651	202,758

Deferred tax assets, net	376,570	425,678
Total assets	$2,537,504	$2,320,508

LIABILITIES AND EQUITY
Homebuilding:
Nonrecourse mortgages secured by inventory, net of debt issuance costs	$187,754	$125,089
Accounts payable and other liabilities	424,508	426,381
Customers’ deposits	99,521	68,295
Liabilities from inventory not owned, net of debt issuance costs	178,454	62,762
Senior notes and credit facilities (net of discounts, premiums and debt issuance costs)	1,147,872	1,248,373
Accrued Interest	47,562	28,154
Total homebuilding	2,085,671	1,959,054

Financial services	108,616	182,219
Income taxes payable	4,470	3,851
Total liabilities	2,198,757	2,145,124

Equity:
Hovnanian Enterprises, Inc. stockholders' equity:
Preferred stock, $0.01 par value - authorized 100,000 shares; issued and outstanding 5,600 shares with a liquidation preference of $140,000 at July 31, 2022 and October 31, 2021	135,299	135,299
Common stock, Class A, $0.01 par value - authorized 16,000,000 shares; issued 6,159,484 shares at July 31, 2022 and 6,066,164 shares at October 31, 2021	62	61
Common stock, Class B, $0.01 par value (convertible to Class A at time of sale) - authorized 2,400,000 shares; issued 733,395 shares at July 31, 2022 and 686,876 shares at October 31, 2021	7	7
Paid in capital - common stock	723,797	722,118
Accumulated deficit	(405,378)	(567,228)
Treasury stock - at cost – 470,430 shares of Class A common stock and 27,669 shares of Class B common stock at July 31, 2022 and October 31, 2021	(115,360)	(115,360)
Total Hovnanian Enterprises, Inc. stockholders’ equity	338,427	174,897
Noncontrolling interest in consolidated joint ventures	320	487
Total equity	338,747	175,384
Total liabilities and equity	$2,537,504	$2,320,508

(1) Derived from the audited balance sheet as of October 31,2021

HOVNANIAN ENTERPRISES, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In Thousands Except Per Share Data)

(Unaudited)

	Three Months Ended July 31,		Nine Months Ended July 31,
	2022	2021	2022	2021
Revenues:
Homebuilding:
Sale of homes	$736,654	$663,279	$1,973,843	$1,894,159
Land sales and other revenues	16,406	7,559	18,052	13,280
Total homebuilding	753,060	670,838	1,991,895	1,907,439
Financial services	14,533	19,845	43,548	61,070
Total revenues	767,593	690,683	2,035,443	1,968,509

Expenses:
Homebuilding:
Cost of sales, excluding interest	548,576	521,868	1,480,175	1,498,040
Cost of sales interest	22,453	19,240	57,876	58,130
Inventory impairment loss and land option write-offs	1,173	1,309	1,837	3,267
Total cost of sales	572,202	542,417	1,539,888	1,559,437
Selling, general and administrative	50,163	42,988	139,410	125,417
Total homebuilding expenses	622,365	585,405	1,679,298	1,684,854

Financial services	10,790	11,238	31,982	32,953
Corporate general and administrative	24,774	17,284	75,893	81,149
Other interest	9,624	19,158	35,442	65,166
Other operations	670	504	1,679	1,233
Total expenses	668,223	633,589	1,824,294	1,865,355
Loss on extinguishment of debt	-	(306)	(6,795)	(306)
Income from unconsolidated joint ventures	12,557	5,011	23,919	9,568
Income before income taxes	111,927	61,799	228,273	112,416
State and federal income tax provision (benefit):
State	6,385	1,476	11,515	(89,272)
Federal	22,928	12,621	46,901	(353,649)
Total income taxes	29,313	14,097	58,416	(442,921)
Net income	82,614	47,702	169,857	555,337
Less: preferred stock dividends	2,669	-	8,007	-
Net income available to common stockholders	$79,945	$47,702	$161,850	$555,337

Per share data:
Basic:
Net income per common share	$10.92	$6.85	$22.05	$80.02
Weighted-average number of common shares outstanding	6,485	6,315	6,424	6,263
Assuming dilution:
Net income per common share	$10.82	$6.72	$21.77	$78.51
Weighted-average number of common shares outstanding	6,544	6,434	6,507	6,370

HOVNANIAN ENTERPRISES, INC.
(DOLLARS IN THOUSANDS EXCEPT AVG. PRICE)
(SEGMENT DATA EXCLUDES UNCONSOLIDATED JOINT VENTURES)

		Contracts (1)			Deliveries			Contract
		Three Months Ended			Three Months Ended			Backlog
		July 31,			July 31,			July 31,
		2022	2021	% Change	2022	2021	% Change	2022	2021	% Change
Northeast
(NJ, PA)	Home	66	62	6.5%	78	44	77.3%	237	160	48.1%
	Dollars	$47,109	$52,066	(9.5)%	$60,266	$35,255	70.9%	$184,366	$122,638	50.3%
	Avg. Price	$713,773	$839,774	(15.0)%	$772,641	$801,250	(3.6)%	$777,916	$766,488	1.5%
Mid-Atlantic
(DE, MD, VA, WV)	Home	139	176	(21.0)%	251	189	32.8%	506	572	(11.5)%
	Dollars	$91,100	$117,341	(22.4)%	$168,076	$106,195	58.3%	$330,960	$361,329	(8.4)%
	Avg. Price	$655,396	$666,710	(1.7)%	$669,625	$561,878	19.2%	$654,071	$631,694	3.5%
Midwest
(IL, OH)	Home	60	165	(63.6)%	166	190	(12.6)%	493	648	(23.9)%
	Dollars	$29,999	$56,848	(47.2)%	$61,375	$60,588	1.3%	$166,291	$205,101	(18.9)%
	Avg. Price	$499,983	$344,533	45.1%	$369,729	$318,884	15.9%	$337,304	$316,514	6.6%
Southeast
(FL, GA, SC)	Home	114	124	(8.1)%	148	139	6.5%	574	440	30.5%
	Dollars	$67,402	$58,522	15.2%	$71,484	$61,978	15.3%	$348,019	$211,859	64.3%
	Avg. Price	$591,246	$471,952	25.3%	$483,000	$445,885	8.3%	$606,305	$481,498	25.9%
Southwest
(AZ, TX)	Home	336	469	(28.4)%	590	593	(0.5)%	966	1,292	(25.2)%
	Dollars	$179,005	$196,481	(8.9)%	$266,107	$212,773	25.1%	$510,681	$524,029	(2.5)%
	Avg. Price	$532,753	$418,936	27.2%	$451,029	$358,808	25.7%	$528,655	$405,595	30.3%
West
(CA)	Home	84	215	(60.9)%	179	343	(47.8)%	407	561	(27.5)%
	Dollars	$53,324	$127,872	(58.3)%	$109,346	$186,490	(41.4)%	$251,293	$325,472	(22.8)%
	Avg. Price	$634,810	$594,753	6.7%	$610,872	$543,703	12.4%	$617,428	$580,164	6.4%
Consolidated Total
	Home	799	1,211	(34.0)%	1,412	1,498	(5.7)%	3,183	3,673	(13.3)%
	Dollars	$467,939	$609,130	(23.2)%	$736,654	$663,279	11.1%	$1,791,610	$1,750,428	2.4%
	Avg. Price	$585,656	$502,998	16.4%	$521,710	$442,776	17.8%	$562,868	$476,566	18.1%
Unconsolidated Joint Ventures (2)
(excluding KSA JV)	Home	115	165	(30.3)%	121	179	(32.4)%	390	399	(2.3)%
	Dollars	$81,604	$107,111	(23.8)%	$78,390	$102,262	(23.3)%	$281,220	$241,346	16.5%
	Avg. Price	$709,600	$649,158	9.3%	$647,851	$571,296	13.4%	$721,077	$604,877	19.2%
Grand Total
	Home	914	1,376	(33.6)%	1,533	1,677	(8.6)%	3,573	4,072	(12.3)%
	Dollars	$549,543	$716,241	(23.3)%	$815,044	$765,541	6.5%	$2,072,830	$1,991,774	4.1%
	Avg. Price	$601,251	$520,524	15.5%	$531,666	$456,494	16.5%	$580,137	$489,139	18.6%

KSA JV Only
	Home	18	215	(91.6)%	0	0	0.0%	2,209	1,666	32.6%
	Dollars	$2,788	$33,802	(91.8)%	$0	$0	0.0%	$346,814	$261,653	32.5%
	Avg. Price	$154,889	$157,219	(1.5)%	$0	$0	0.0%	$157,000	$157,055	(0.0)%

DELIVERIES INCLUDE EXTRAS
Notes:
(1) Contracts are defined as new contracts signed during the period for the purchase of homes, less cancellations of prior contracts.

(2) Represents home deliveries, home revenues and average prices for our unconsolidated homebuilding joint ventures for the period. We provide this data as a supplement to our consolidated results as an indicator of the volume managed in our unconsolidated homebuilding joint ventures. Our proportionate share of the income or loss of unconsolidated homebuilding and land development joint ventures is reflected as a separate line item in our consolidated financial statements under “Income from unconsolidated joint ventures”.

HOVNANIAN ENTERPRISES, INC.
(DOLLARS IN THOUSANDS EXCEPT AVG. PRICE)
(SEGMENT DATA EXCLUDES UNCONSOLIDATED JOINT VENTURES)

		Contracts (1)			Deliveries			Contract
		Nine Months Ended			Nine Months Ended			Backlog
		July 31,			July 31,			July 31,
		2022	2021	% Change	2022	2021	% Change	2022	2021	% Change
Northeast
(NJ, PA)	Home	249	169	47.3%	184	139	32.4%	237	160	48.1%
	Dollars	$181,641	$135,684	33.9%	$135,671	$95,157	42.6%	$184,366	$122,638	50.3%
	Avg. Price	$729,482	$802,864	(9.1)%	$737,342	$684,583	7.7%	$777,916	$766,488	1.5%
Mid-Atlantic
(DE, MD, VA, WV)	Home	608	647	(6.0)%	610	581	5.0%	506	572	(11.5)%
	Dollars	$384,950	$414,059	(7.0)%	$396,180	$311,230	27.3%	$330,960	$361,329	(8.4)%
	Avg. Price	$633,141	$639,968	(1.1)%	$649,475	$535,680	21.2%	$654,071	$631,694	3.5%
Midwest
(IL, OH)	Home	371	628	(40.9)%	483	576	(16.1)%	493	648	(23.9)%
	Dollars	$144,833	$216,775	(33.2)%	$172,987	$181,191	(4.5)%	$166,291	$205,101	(18.9)%
	Avg. Price	$390,385	$345,183	13.1%	$358,151	$314,568	13.9%	$337,304	$316,514	6.6%
Southeast
(FL, GA, SC)	Home	555	487	14.0%	402	408	(1.5)%	574	440	30.5%
	Dollars	$326,727	$223,201	46.4%	$200,133	$188,489	6.2%	$348,019	$211,859	64.3%
	Avg. Price	$588,697	$458,318	28.4%	$497,843	$461,983	7.8%	$606,305	$481,498	25.9%
Southwest
(AZ, TX)	Home	1,533	2,034	(24.6)%	1,643	1,808	(9.1)%	966	1,292	(25.2)%
	Dollars	$742,953	$783,924	(5.2)%	$692,093	$620,120	11.6%	$510,681	$524,029	(2.5)%
	Avg. Price	$484,640	$385,410	25.7%	$421,237	$342,987	22.8%	$528,655	$405,595	30.3%
West
(CA)	Home	559	795	(29.7)%	617	989	(37.6)%	407	561	(27.5)%
	Dollars	$345,642	$453,557	(23.8)%	$376,779	$497,972	(24.3)%	$251,293	$325,472	(22.8)%
	Avg. Price	$618,322	$570,512	8.4%	$610,663	$503,511	21.3%	$617,428	$580,164	6.4%
Consolidated Total
	Home	3,875	4,760	(18.6)%	3,939	4,501	(12.5)%	3,183	3,673	(13.3)%
	Dollars	$2,126,746	$2,227,200	(4.5)%	$1,973,843	$1,894,159	4.2%	$1,791,610	$1,750,428	2.4%
	Avg. Price	$548,838	$467,899	17.3%	$501,103	$420,831	19.1%	$562,868	$476,566	18.1%
Unconsolidated Joint Ventures (2)
(excluding KSA JV)	Home	387	538	(28.1)%	372	453	(17.9)%	390	399	(2.3)%
	Dollars	$268,585	$318,824	(15.8)%	$228,984	$264,442	(13.4)%	$281,220	$241,346	16.5%
	Avg. Price	$694,018	$592,610	17.1%	$615,548	$583,757	5.4%	$721,077	$604,877	19.2%
Grand Total
	Home	4,262	5,298	(19.6)%	4,311	4,954	(13.0)%	3,573	4,072	(12.3)%
	Dollars	$2,395,331	$2,546,024	(5.9)%	$2,202,827	$2,158,601	2.0%	$2,072,830	$1,991,774	4.1%
	Avg. Price	$562,020	$480,563	17.0%	$510,978	$435,729	17.3%	$580,137	$489,139	18.6%

KSA JV Only
	Home	296	574	(48.4)%	0	0	0.0%	2,209	1,666	32.6%
	Dollars	$46,430	$89,980	(48.4)%	$0	$0	0.0%	$346,814	$261,653	32.5%
	Avg. Price	$156,858	$156,760	0.1%	$0	$0	0.0%	$157,000	$157,055	(0.0)%

DELIVERIES INCLUDE EXTRAS
Notes:
(1) Contracts are defined as new contracts signed during the period for the purchase of homes, less cancellations of prior contracts.

(2) Represents home deliveries, home revenues and average prices for our unconsolidated homebuilding joint ventures for the period. We provide this data as a supplement to our consolidated results as an indicator of the volume managed in our unconsolidated homebuilding joint ventures. Our proportionate share of the income or loss of unconsolidated homebuilding and land development joint ventures is reflected as a separate line item in our consolidated financial statements under “Income from unconsolidated joint ventures”.

HOVNANIAN ENTERPRISES, INC.
(DOLLARS IN THOUSANDS EXCEPT AVG. PRICE)
(SEGMENT DATA UNCONSOLIDATED JOINT VENTURES ONLY)

		Contracts (1)			Deliveries			Contract
		Three Months Ended			Three Months Ended			Backlog
		July 31,			July 31,			July 31,
		2022	2021	% Change	2022	2021	% Change	2022	2021	% Change
Northeast
(unconsolidated joint ventures)	Home	14	10	40.0%	0	16	(100.0)%	52	8	550.0%
(excluding KSA JV)	Dollars	$11,842	$14,506	(18.4)%	$0	$21,845	(100.0)%	$44,075	$10,500	319.8%
(NJ, PA)	Avg. Price	$845,857	$1,450,600	(41.7)%	$0	$1,365,313	(100.0)%	$847,596	$1,312,500	(35.4)%
Mid-Atlantic
(unconsolidated joint ventures)	Home	42	41	2.4%	51	45	13.3%	134	123	8.9%
(DE, MD, VA, WV)	Dollars	$29,519	$26,890	9.8%	$33,457	$24,726	35.3%	$89,955	$77,565	16.0%
	Avg. Price	$702,833	$655,854	7.2%	$656,020	$549,467	19.4%	$671,306	$630,610	6.5%
Midwest
(unconsolidated joint ventures)	Home	0	0	0.0%	0	0	0.0%	0	0	0.0%
(IL, OH)	Dollars	$0	$0	0.0%	$0	$0	0.0%	$0	$0	0.0%
	Avg. Price	$0	$0	0.0%	$0	$0	0.0%	$0	$0	0.0%
Southeast
(unconsolidated joint ventures)	Home	42	92	(54.3)%	49	70	(30.0)%	165	231	(28.6)%
(FL, GA, SC)	Dollars	$30,481	$55,830	(45.4)%	$33,860	$32,842	3.1%	$126,714	$137,907	(8.1)%
	Avg. Price	$725,738	$606,848	19.6%	$691,020	$469,171	47.3%	$767,964	$597,000	28.6%
Southwest
(unconsolidated joint ventures)	Home	0	0	0.0%	0	21	(100.0)%	0	0	0.0%
(AZ, TX)	Dollars	$0	$(8)	(100.0)%	$0	$12,750	(100.0)%	$0	$0	0.0%
	Avg. Price	$0	$0	0.0%	$0	$607,143	(100.0)%	$0	$0	0.0%
West
(unconsolidated joint ventures)	Home	17	22	(22.7)%	21	27	(22.2)%	39	37	5.4%
(CA)	Dollars	$9,763	$9,893	(1.3)%	$11,073	$10,099	9.6%	$20,477	$15,374	33.2%
	Avg. Price	$574,294	$449,682	27.7%	$527,286	$374,037	41.0%	$525,051	$415,514	26.4%
Unconsolidated Joint Ventures (2)
(excluding KSA JV)	Home	115	165	(30.3)%	121	179	(32.4)%	390	399	(2.3)%
	Dollars	$81,605	$107,111	(23.8)%	$78,390	$102,262	(23.3)%	$281,221	$241,346	16.5%
	Avg. Price	$709,609	$649,158	9.3%	$647,851	$571,296	13.4%	$721,079	$604,877	19.2%

KSA JV Only
	Home	18	215	(91.6)%	0	0	0.0%	2,209	1,666	32.6%
	Dollars	$2,788	$33,802	(91.8)%	$0	$0	0.0%	$346,814	$261,653	32.5%
	Avg. Price	$154,889	$157,219	(1.5)%	$0	$0	0.0%	$157,000	$157,055	(0.0)%

DELIVERIES INCLUDE EXTRAS
Notes:
(1) Contracts are defined as new contracts signed during the period for the purchase of homes, less cancellations of prior contracts.

(2) Represents home deliveries, home revenues and average prices for our unconsolidated homebuilding joint ventures for the period. We provide this data as a supplement to our consolidated results as an indicator of the volume managed in our unconsolidated homebuilding joint ventures. Our proportionate share of the income or loss of unconsolidated homebuilding and land development joint ventures is reflected as a separate line item in our consolidated financial statements under “Income from unconsolidated joint ventures”.

HOVNANIAN ENTERPRISES, INC.
(DOLLARS IN THOUSANDS EXCEPT AVG. PRICE)
(SEGMENT DATA UNCONSOLIDATED JOINT VENTURES ONLY)

		Contracts (1)			Deliveries			Contract
		Nine Months Ended			Nine Months Ended			Backlog
		July 31,			July 31,			July 31,
		2022	2021	% Change	2022	2021	% Change	2022	2021	% Change
Northeast
(unconsolidated joint ventures)	Home	46	37	24.3%	4	47	(91.5)%	52	8	550.0%
(excluding KSA JV)	Dollars	$39,580	$49,318	(19.7)%	$5,695	$63,353	(91.0)%	$44,075	$10,500	319.8%
(NJ, PA)	Avg. Price	$860,435	$1,332,919	(35.4)%	$1,423,750	$1,347,936	5.6%	$847,596	$1,312,500	(35.4)%
Mid-Atlantic
(unconsolidated joint ventures)	Home	142	90	57.8%	124	108	14.8%	134	123	8.9%
(DE, MD, VA, WV)	Dollars	$95,483	$55,178	73.0%	$82,136	$57,050	44.0%	$89,955	$77,565	16.0%
	Avg. Price	$672,415	$613,089	9.7%	$662,387	$528,241	25.4%	$671,306	$630,610	6.5%
Midwest
(unconsolidated joint ventures)	Home	0	1	(100.0)%	0	1	(100.0)%	0	0	0.0%
(IL, OH)	Dollars	$0	$409	(100.0)%	$0	$409	(100.0)%	$0	$0	0.0%
	Avg. Price	$0	$409,000	(100.0)%	$0	$409,000	(100.0)%	$0	$0	0.0%
Southeast
(unconsolidated joint ventures)	Home	129	336	(61.6)%	175	191	(8.4)%	165	231	(28.6)%
(FL, GA, SC)	Dollars	$97,107	$182,950	(46.9)%	$108,164	$93,394	15.8%	$126,714	$137,907	(8.1)%
	Avg. Price	$752,767	$544,494	38.3%	$618,080	$488,974	26.4%	$767,964	$597,000	28.6%
Southwest
(unconsolidated joint ventures)	Home	0	4	(100.0)%	0	50	(100.0)%	0	0	0.0%
(AZ, TX)	Dollars	$0	$3,127	(100.0)%	$0	$29,930	(100.0)%	$0	$0	0.0%
	Avg. Price	$0	$781,750	(100.0)%	$0	$598,600	(100.0)%	$0	$0	0.0%
West
(unconsolidated joint ventures)	Home	70	70	0.0%	69	56	23.2%	39	37	5.4%
(CA)	Dollars	$36,416	$27,842	30.8%	$32,989	$20,306	62.5%	$20,477	$15,374	33.2%
	Avg. Price	$520,229	$397,743	30.8%	$478,101	$362,607	31.9%	$525,051	$415,514	26.4%
Unconsolidated Joint Ventures (2)
(excluding KSA JV)	Home	387	538	(28.1)%	372	453	(17.9)%	390	399	(2.3)%
	Dollars	$268,586	$318,824	(15.8)%	$228,984	$264,442	(13.4)%	$281,221	$241,346	16.5%
	Avg. Price	$694,021	$592,610	17.1%	$615,548	$583,757	5.4%	$721,079	$604,877	19.2%

KSA JV Only
	Home	296	574	(48.4)%	0	0	0.0%	2,209	1,666	32.6%
	Dollars	$46,430	$89,980	(48.4)%	$0	$0	0.0%	$346,814	$261,653	32.5%
	Avg. Price	$156,858	$156,760	0.1%	$0	$0	0.0%	$157,000	$157,055	(0.0)%

DELIVERIES INCLUDE EXTRAS
Notes:
(1) Contracts are defined as new contracts signed during the period for the purchase of homes, less cancellations of prior contracts.

(2) Represents home deliveries, home revenues and average prices for our unconsolidated homebuilding joint ventures for the period. We provide this data as a supplement to our consolidated results as an indicator of the volume managed in our unconsolidated homebuilding joint ventures. Our proportionate share of the income or loss of unconsolidated homebuilding and land development joint ventures is reflected as a separate line item in our consolidated financial statements under “Income from unconsolidated joint ventures”.